Exhibit 10.2

FIRST AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS FIRST AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made and entered into as of March 14, 2024, by and between CF Acquisition Corp. VII, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Company and the Trustee entered into that certain Investment Management Trust Agreement, dated as of December 15, 2021 (the “Agreement”);

WHEREAS, Section 6(c) of the Agreement provides that any provision of the Agreement may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the Company and the Trustee (and the Representative, solely in the case of an amendment to Section 1(i) of the Agreement);

WHEREAS, Section 6(d) of the Agreement provides that any change, amendment or modification of the Agreement pursuant to Section 6(c) of the Agreement requires the consent of holders of a majority of all then outstanding shares of common stock of the Company, voting together as a single class;

WHEREAS, at a special meeting of the Company held on March 14, 2024, the Company’s stockholders approved a proposal to amend the Trust Agreement requiring the Trustee to maintain the funds in the Trust Account in an interest-bearing demand deposit account at a bank; and

WHEREAS, each of the Company and the Trustee desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Trust Agreement. Section 1(c) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(c) In a timely manner, upon the written instruction of the Company, (i) hold funds uninvested, (ii) hold funds in an interest-bearing bank demand deposit account at a bank, or (iii) invest and reinvest the Property in solely United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration.”

2. Construction. Except as specifically amended or agreed to hereby, the Agreement shall remain in full force and effect and all other terms of the Agreement remain unchanged. To the extent any provision of the Agreement is inconsistent with this Amendment, this Amendment shall control. From and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Agreement as amended hereby.

3. Governing Law. This Amendment and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance of this Amendment, shall be governed by the laws of the State of New York, regardless of the laws that might otherwise govern by application of the principles of conflicts of law thereof.

4. Counterparts. This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment. This Amendment may be executed via facsimile or other electronic means (including in .pdf or similar format) and shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment. No party shall raise the fact that any signature or instrument was transmitted or executed by means of facsimile or other electronic means as a defense to the formation or enforceability of a contract and each party irrevocably waives any such defense. Minor variations in the form of the signature pages to this Amendment, including variations in the footers thereto, shall be disregarded in determining the effectiveness of the signatures thereon.

5. Headings. Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Investment Management Trust Agreement to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

CF ACQUISITION CORP. VII

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chief Executive Officer

[Signature Page to the First Amendment to the Investment Management Trust Agreement]